Exhibit 10.7

BUSINESS CONSULTANT AGREEMENT

This BUSINESS CONSULTANT AGREEMENT (the “Agreement”) is made effective as of July 21, 2026, between LU 2 Holdings LLC (“Consultant”), and Polar Power Inc., a Delaware corporation (“Company”). The parties agree as follows:

1. Services. Company hereby engages the Consultant to perform the following strategic advisory services (“Services”) in accordance with the terms and conditions set forth in this Agreement:

1.1	introduce the Company to potential business development opportunities, including sales of their products and locating facilities;

1.2	introduce the Company to strategic partners and potential acquisition targets;

1.3	introduce the Company to potential executives for employment;

1.4	locating and introducing suitable and experience professionals, including lawyers, accountants, advisors and auditors;

1.5	assist the Company with strategic planning, market analysis, and the evaluation of business development and operational opportunities; provided, that the Services shall in all events exclude each of the activities described in Section 2 below; and

1.6	consult with the officers, directors and employees of the Company with respect to business operations and opportunities, as well as manage, matters relating to the management and organization of the Company.

2. Limitation on Services; Exclusion of Capital-Raising and Securities Activities. Consultant represents and warrants, and Company acknowledges, that Consultant is not a licensed securities broker or dealer or a licensed investment advisor, and is not registered with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any state securities regulator in any capacity. The parties acknowledge and agree that the Services do not include, and Consultant is not engaged or compensated to provide, any capital-raising, placement, solicitation, investor-relations, or securities-related services of any kind. Accordingly, Consultant shall not, and shall have no authority, express or implied, to:

2.1.	Make any representations or warranties on behalf of Company or with respect to Company or any of Company’s securities;

2.2.	Prepare or disseminate any documentation regarding Company or any potential investment in or acquisition of Company unless specifically authorized by Company, or to engage in any general advertising or solicitation with respect to Company or its securities;

2.3.	Receive or transmit funds to or from potential investors in or acquirers of Company; or

2.4.	Make any representation on behalf of Company, except as expressly authorized in advance in writing from time to time by Company and then only to the extent of such authorization.

2.5.	Identify, contact, introduce, solicit, pre-qualify, or otherwise communicate with any actual or prospective investor, purchaser, lender, placement agent, or underwriter in connection with any offering, issuance, or sale of Company securities, or participate in any “non-deal roadshow” or similar investor meeting;

2.6.	Negotiate, structure, or advise on the terms, pricing, or merits of any securities transaction, or effect or attempt to effect the purchase or sale of any Company security for the account of others;

2.7.	Participate, directly or indirectly, as a broker, dealer, finder, or placement agent in any offering or sale of the Company’s securities;

2.8.	Communicate with any shareholder, securities analyst, or member of the financial press regarding the Company, or disclose any material non-public information of the Company to any person; or

2.9.	Receive any compensation that is contingent upon, or calculated by reference to, the completion, size, pricing, or terms of any securities transaction or capital-raising activity of the Company.

1

3.	Performance of Services. The Consultant shall personally perform the Services unless otherwise approved by the Company. Consultant shall determine the means by which the Consultant accomplishes the Services in accordance with this Agreement.

3.1.	Time Devoted by Consultant. The Consultant will devote such time and effort as is reasonably necessary in fulfilling the Consultant’s obligations under this Agreement. The particular amount of time may vary from day to day or week to week.

3.2.	Place Where Services Will Be Rendered. Consultant will perform most services in accordance with this Agreement at such place(s) or telephonically as Consultant determines is appropriate, except as specifically designated by the Company in connection with a specific activity.

3.3.	Employment of Others. Company may from time-to-time request that the Consultant arrange for the services of others. All costs to the Consultant for those services will be paid by the Company but in no event shall the Consultant employ others without the prior authorization of the Company.

3.4.	Compliance. Consultant, its employees and agents will comply at all times with (a) all applicable laws and regulations of (a) the federal Securities Act of 1933 and Securities Exchange Act of 1934, and of any jurisdiction in which Services are provided (“Securities Laws”), (b) all applicable Company rules, policies and standards, and (c) all security provisions in effect from time to time at Company’s premises with respect to access to premises and materials and information belonging to Company. Consultant will not use Company’s name in any promotional materials or other communications with third parties without Company’s prior written consent. Without limiting the foregoing, Consultant acknowledges that the Company is a reporting issuer subject to Regulation FD and the listing rules of The Nasdaq Stock Market, and Consultant shall not, on the Company’s behalf or otherwise, selectively disclose any material non-public information concerning the Company to any person.

3.5.	Work for Others. The Company recognizes and agrees that the Consultant may perform similar services for other persons, provided that such services do not represent a conflict of interest or a breach of the Consultant’s fiduciary duty to the Company.

4.	Compensation.

4.1.	Fees. The Company shall pay LU2 Holdings LLC a cash fee of one hundred thousand dollars ($100,000), payable within ten (10) business days following the Effective Date, and shall issue to Consultant restricted shares of the Company’s common stock having an aggregate value of $50,000 (the “Shares”). The number of Shares shall be fixed by dividing $50,000 by the volume-weighted average price of the Company’s common stock over the five (5) consecutive trading days immediately preceding the date of grant. The issuance of the Shares is subject in all respects to each of the following, and no Shares shall be issued until each has been satisfied: (a) approval of the Board of Directors; (b) grant under, and in accordance with the terms of, an equity incentive plan of the Company that has been approved by the Company’s stockholders and that permits grants to consultants, or, if no such plan is available, receipt of any stockholder approval required by Nasdaq Listing Rule 5635(c); (c) issuance in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, with the Shares bearing a restrictive legend, being subject to the holding period under Rule 144, and carrying the piggyback registration rights described below; and (d) delivery by Consultant of the questionnaire and disclosure schedule described in Section 12. The Shares shall be subject to forfeiture, and any unissued Shares may be cancelled by the Company, upon any breach by Consultant of Section 2 or Section 12. No portion of the Compensation is, directly or indirectly, contingent upon, or calculated by reference to, the completion, size, pricing, or terms of any financing, securities transaction, or other capital-raising activity of the Company, and Consultant shall not be entitled to any success fee, commission, placement fee, finder’s fee, or other transaction-based compensation of any kind. The Shares shall also carry piggyback registration rights, as follows: the Company shall include the Shares as “registrable securities” in the first registration statement covering the resale of the Company’s securities that the Company files with the Securities and Exchange Commission subsequent to the registration statement filed in connection with the Company’s committed equity facility (equity line of credit) with Roth Principal Investments, LLC (the “ELOC Registration Statement”). The Company shall use commercially reasonable efforts to include the Shares in that subsequent registration statement and to cause it to become effective, provided that (i) the Shares shall not be included in the ELOC Registration Statement, and (ii) if the Commission requires a limitation on the number of securities that may be registered (including under Rule 415), the securities registered for the ELOC and the securities of any holders having registration rights existing as of the date hereof shall have priority over the Shares. Except as set forth in this paragraph, the Shares carry no demand or other registration rights.

2

5.	Expenses. The Company shall reimburse Consultant for all pre-approved expenses incurred.

6.	Term; Termination. The term of this Agreement shall be twelve (12) months (the “Initial Term”) and every month beyond the Initial Term shall collectively referred to as the “Term”. If this Agreement has not been terminated prior to the expiration of the Initial Term, the Agreement shall automatically renew on a month-to-month basis until terminated by Consultant upon at least thirty (30) days’ prior written notice of termination. Notwithstanding anything to the contrary in this Agreement, the Company may terminate this Agreement (including during the Initial Term) at any time, for any reason or for no reason, with or without cause, effective immediately upon written notice to Consultant, without penalty, premium, or further liability. Upon any expiration or termination, the Company’s payment obligations shall be limited to Compensation earned and pre-approved expenses incurred, in each case that are due and payable as of the effective date of termination, and the Company shall not be obligated to pay any unearned, accelerated, or future amounts.

7.	Independent Contractor. Consultant acknowledges, and confirms to Company, that Consultant is and shall remain an independent contractor, and is not an employee, partner or joint venture of Company. Company is not responsible for withholding, and shall not withhold or deduct from the commissions FICA or taxes of any kind, unless such withholding becomes legally required. Consultant is not entitled to receive the benefits which employees of Company and is not entitled to receive and shall not be entitled to workers compensation, unemployment compensation, medical insurance, life insurance, paid vacations, paid holidays, pension, profit sharing, or Social Security on account of the Services.

8.	Representations and Warranties of Consultant; No Disqualifying Events. Consultant represents, warrants, and covenants to the Company that: (a) neither Consultant nor any of its managers, members, officers, employees, agents, or other persons who will provide Services or who are beneficial owners of Consultant (each, a “Covered Person”) is subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)–(viii) under the Securities Act of 1933 (a “Disqualifying Event”), except as previously disclosed in writing to and accepted by the Company; (b) no Covered Person is subject to any order, judgment, decree, or settlement of any court, governmental authority, securities regulator, or self-regulatory organization, or any pending proceeding that could reasonably result in a Disqualifying Event; (c) Consultant and each Covered Person will perform the Services in compliance with all applicable laws, including the Securities Laws; and (d) Consultant will promptly notify the Company in writing upon becoming aware of any event that would make any of the foregoing untrue. Consultant acknowledges that the Company is relying on these representations in connection with its securities offerings and compliance obligations, and that any breach of this Section shall entitle the Company to terminate this Agreement immediately for cause and to withhold, cancel, or recover any Compensation not yet earned. Consultant further represents, warrants, and covenants that: (e) neither Consultant nor any Covered Person is, or is required to be, registered as a broker, dealer, or investment adviser, and none has acted as such on the Company’s behalf; (f) Consultant has delivered to the Company a completed and executed bad-actor questionnaire, together with a disclosure schedule required under Rule 506(d), and such questionnaire and schedule are true, correct, and complete; and (g) no Covered Person has been paid, and none will be paid, any remuneration for the solicitation of purchasers in connection with any sale of the Company’s securities.

9.	Confidentiality. In connection with the Services, Consultant will have access to non-public, confidential, and proprietary information of the Company, including business, financial, technical, customer, and strategic information (“Confidential Information”). Consultant shall, and shall cause each Covered Person to, (a) hold all Confidential Information in strict confidence, (b) use it solely to perform the Services, and (c) not disclose it to any third party without the Company’s prior written consent. All Confidential Information remains the exclusive property of the Company and shall be returned or destroyed upon the Company’s request or upon termination. Consultant shall not, and shall cause each Covered Person not to, purchase or sell any securities of the Company while in possession of material non-public information concerning the Company in violation of the Securities Laws. This Section survives termination or expiration of this Agreement.

3

10.	Indemnification. Consultant shall indemnify, defend, and hold harmless the Company and its officers, directors, employees, affiliates, and agents from and against any and all claims, losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to (a) any breach of this Agreement by Consultant, (b) any negligent, reckless, or willful act or omission of Consultant or any Covered Person, (c) any violation of applicable law, including the Securities Laws, by Consultant or any Covered Person. This Section survives termination or expiration of this Agreement.

11.	Limitation of Liability. In no event shall the Company be liable to Consultant for any indirect, incidental, consequential, special, or punitive damages, or for any lost profits, arising out of or relating to this Agreement. The Company’s aggregate liability under this Agreement shall not exceed the amount of Compensation actually paid by the Company to Consultant hereunder. Nothing in this Section limits Consultant’s indemnification obligations or Consultant’s liability for fraud, gross negligence, willful misconduct, or breach of confidentiality.

12.	Public Disclosure; Cooperation. Consultant acknowledges and agrees that the Company may be required by applicable law and the rules of the Securities and Exchange Commission and The Nasdaq Stock Market to disclose the existence and terms of this Agreement in its filings under the Securities Laws, and Consultant shall promptly provide such information, questionnaires, and certifications as the Company or its counsel may reasonably request in connection therewith.

13.	Legal Matters

13.1.	Dispute Resolution. The parties will first make a good faith effort to settle by negotiation any dispute regarding this Agreement. If a settlement has not been reached within fifteen (15) days of beginning that negotiation, then the dispute will be submitted for mediation. If a settlement has not been reached in the mediation proceeding, then either party may submit the dispute to binding arbitration by a mutually acceptable arbitrator, and the other party agrees to participate in that arbitration proceeding. If the parties cannot agree on an arbitrator, then each party will select one arbitrator, and those two arbitrators will select a third arbitrator who will conduct the arbitration. Any arbitration under this section will be conducted in California, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction of the matter. However, this section will not apply to (a) actions for equitable relief, or (b) actions to enforce any mediation or arbitration award. In any action under the preceding clauses (a) or (b), each party waives all rights to a jury trial.

13.2.	Notices. Any notices required under this Agreement (a) must be in writing by personal or courier delivery, facsimile transmission, or by registered or certified U.S. mail, return receipt requested, postage prepaid, (b) must be delivered to the address set forth below the parties’ signatures or to any other address as specified by a party in writing, and(c) will be deemed effective as of the date of personal or courier delivery, confirmed facsimile transmission, or two days after the date on the U.S. postmark affixed to the notice. Notices to Consultant shall be sent to: LU 2 Holdings LLC, 132 Oval Road, Manasquan, NJ 08736, Attn: Lucinda Lefkowitz, Manager.

13.3.	General Provisions. This Agreement (2) cannot be assigned without the written consent of all parties, except that the Company may assign this Agreement in connection with a merger, corporate reorganization, or the sale of all or substantially all of its stock or assets, (3) will be enforced, governed and construed exclusively under the laws of the State of California, and under the jurisdiction of and venue in any appropriate court in or closest to California, (4) benefits and is binding upon each of the parties and their respective successors and permitted assigns, as applicable, (5) is not intended to benefit any third parties, (6) will remain in full force and effect to the extent possible if any portion of this Agreement is declared invalid by a court having jurisdiction, (7) constitutes the entire agreement of the parties, and supersedes all previous written or oral proposals, agreements, and other communications, with regard to its subject matter, (8) may only be waived or modified in writing signed by the both parties, and any failure of a party to exercise or enforce any of its rights under this Agreement will not act as a waiver of those rights, and (9) may be signed in two or more counterparts, which together constitute one and the same document.

Signature page to follow

4

POLAR POWER INC.

By:
Name:	Arthur Sams
Title:	Chief Executive Officer

LU 2 HOLDINGS LLC

By:
Name:	Lucinda Lefkowitz
Title:	Manager

5